Exhibit 99.1

January 18, 2018

Securities and Exchange Commission

Division of Corporation Finance

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re:	Mereo BioPharma Group plc Registration Statement on Form F-1
(CIK No. 0001719714)
Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

I am the Chief Executive Officer of Mereo BioPharma Group plc, a public limited company incorporated under the laws of England and Wales (the “Company”). In connection with a proposed initial public offering of the Company’s American Depositary Shares (the “Offering”), we hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”) the Registration Statement on Form F-1 (the “Registration Statement”) must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of initial confidential submission on December 1, 2017, the Company’s Registration Statement satisfied Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, because it contained audited financial statements for the year ended December 31, 2016 prepared in accordance with International Financial Reporting Standards except as otherwise stated in the Registration Statement. However, because the Company’s audited financial statements for the year ended December 31, 2017 will not be available until approximately March 1, 2018, at the time of the First Amendment on January 18, 2018, the Company’s Registration Statement contains only audited financial statements for the year ended December 31, 2016, prepared in accordance with International Financial Reporting Standards except as otherwise stated in the Registration Statement. Additionally, the Company may need to make at least one amendment after the date hereof and prior to the

Mereo BioPharma Group plc

4th Floor, 1 Cavendish Place

London, W1G 0QF

T: +44 (0) 3330237300

www.mereobiopharma.com

Mereo Biopharma Group plc is a company registered in England and Wales under number 9481161 whose registered office is at 4th Floor, 1 Cavendish Place, W1G 0QF.

availability of the audited financial statements for the year ended December 31, 2017 containing the same financial statements as those that are contained in its most recent filing.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.”

See also the Commission’s November 1, 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Commission notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, on behalf of the Company, I represent to the Commission that:

1. The Company’s ordinary shares are traded on AIM, a market of the London Stock Exchange, under the symbol “MPH”.

2. The Company is not required by the AIM Rules for Companies or any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

3. Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4. The Company does not anticipate that its audited financial statements for the year ended December 31, 2017 will be available until approximately March 1, 2018.

5. In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

We will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact our Chief Financial Officer, Richard Jones, at rj@mereobiopharma.com if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

/s/ Denise Scots-Knight
Denise Scots-Knight, Ph.D.
Chief Executive Officer